SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: January 27, 2004
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

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           Delaware                       0-23788                32-3284403
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
        incorporation)                                       Identification No.)
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                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     On January 27, 2004, Xechem International, Inc. (the "Company") completed its acquisition of Ceptor Corporation ("Ceptor") pursuant to the Agreement and Plan of Merger which the Company, Ceptor and certain related parties previously signed on December 23, 2003. The Company will be filing the financial statements of the business acquired by an amendment not later than 75 days from the due date of this initial filing. The Company previously indicated in the initial Form 8-K announcing the completion of the acquisition of Ceptor, filed on February 4, 2004, that they would be providing the financial statements of the business acquired by an amendment not later than 60 days from the due date of the initial filing.

     In addition, on March 18, 2004, the Board of Directors of the Company announced that Leonard Mudry and Soji Adelaja had been named to the Board of Directors of the Company.

     Also, on March 18, 2004, the Company announced, subject to shareholder approval, the adoption of the 2004 Long-Term Incentive Plan. A total of forty million (40,000,000) restricted shares of the Company's common stock, stock options, or other stock based awards can be issued under the plan. A copy of the plan is attached hereto as an exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     99.1 Xechem International, Inc. 2004 Long-Term Incentive Plan.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 25, 2004

                                        XECHEM INTERNATIONAL, INC.

                                        By: /s/ Ramesh C. Pandey Ph.D.
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                                        Its: Chief Executive Officer

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